SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant X

Filed by a Party other than the Registrant __

Check the appropriate box:

__ Preliminary Proxy Statement       __ Confidential, for Use of the Commission
                                        Only  (as permitted by Rule 14a-6(e)(2))

X  Definitive Proxy Statement

__ Definitive Additional Materials

__ Soliciting Material under Rule 14a-12


                         CAVALIER HOMES, INC.
            (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

X        No fee required.
__ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------


__ Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

__ Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         (3) Filing Party:

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         (4) Date Filed:

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

                          [Cavalier Homes, Inc. Logo)


                                 April 16, 2003


Dear Stockholder:

                  You are cordially invited to join us at our 2003 Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company, and any other business as may properly come before the Annual Meeting.

                  Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report for the year ended December 31, 2002, which we encourage you to read.

                  It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

                  We look forward to seeing you on May 22nd.


                                           Sincerely yours,

                                           CAVALIER HOMES, INC.


                                           /s/ Barry B. Donnell
                                           Barry B. Donnell
                                           Chairman of the Board



                                           /s/ David A. Roberson
                                           David A. Roberson
                                           President and Chief Executive Officer

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003


TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

                  The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Thursday, May 22, 2003, at 10:00 A.M., C.D.T., for the following purposes:

                  (1)      To elect ten directors;

                  (2) To consider the ratification and approval of the appointment by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company; and

                  (3) To transact such other business as may properly come before the meeting.

                  Details respecting these matters are set forth in the accompanying Proxy Statement.

                  Holders of record of the Common Stock of the Company at the close of business on March 24, 2003, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 800 Shades Creek Parkway, Birmingham, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

                  You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

                  WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to the Company.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            /s/ Michael R. Murphy
                                            Michael R. Murphy
                                            Secretary

Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
April 16, 2003

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 540
                             32 WILSON BOULEVARD 100
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 2003


                  The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Thursday, May 22, 2003, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about April 16, 2003.


                               GENERAL INFORMATION

Outstanding Voting Shares; Voting Procedures

                  Holders of record of the Common Stock of the Company outstanding at the close of business on March 24, 2003, are entitled to notice of, and to vote at, the Annual Meeting. A total of 17,665,644 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

                  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 8,832,823 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Amended and Restated By-laws of the Company, as amended (the "By-laws"), the ten nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required (i) for the approval and ratification of the selection of the Company's independent auditors, and (ii) for approval of all other matters. Abstentions and broker non-votes will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of the Company's independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote.

Voting Your Proxy

                  Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

                  (i) The election to the Board of Directors of the ten nominees named in this Proxy Statement; and

                 (ii) The ratification of action taken by the Board of
                      Directors in selecting Deloitte & Touche LLP as independent public accountants for the Company.

                  As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

                  A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

Costs of Solicitation

                  The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.


                              ELECTION OF DIRECTORS

                  The By-laws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors has fixed the number of directors at ten members and proposes the election of the ten persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend. Messrs. Mike Kennedy, Gerald W. Moore and Michael R. Murphy are not standing for reelection to the Board of Directors. The Nominating and Governance Committee has nominated three new independent directors for election to the Board of Directors in order to increase the Board's independence in light of the new requirements imposed by the Sarbanes-Oxley Act of 2002 and the proposed changes to the NYSE listing requirements. Each of the nominees also has financial experience that would make them candidates for service on the Company's Audit Committee.

                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

                  The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:




Name                                        Age           Principal Occupation             Director Since
----                                        ---           --------------------             --------------
John W. Allison                             56    Chairman of Home Bankshares, Inc.             2000
                                                  (a bank holding company)

Thomas A. Broughton, III                    47    President of First Commercial Bank            1986
                                                  (a state banking corporation)


                                        2

Barry B. Donnell                            63    Chairman of the Board of the Company          1986

Norman W. Gayle, III                        49    President and Chief Executive                 2003
                                                  Officer of Vesta Insurance Group,            Nominee
                                                  Inc.
                                                  (insurance holding company)

Lee Roy Jordan                              61    President of Lee Roy Jordan Redwood           1993
                                                  Lumber Company
                                                  (lumber supply business)

A. Douglas Jumper, Sr.                      71    Owner of J&J Properties                       1997
                                                  (owns, manages and leases commercial
                                                  buildings)

John W Lowe                                61     Partner, Lowe, Mobley & Lowe                  1984
                                                  (law firm)

David A. Roberson                          46     President and Chief Executive                 1996
                                                  Officer of the Company

Bobby Tesney                               58     Vice Chairman of Brown Jordan                 2003
                                                  International, Inc.                          Nominee
                                                  (casual and contract furniture
                                                  manufacturer)

J. Don Williams                            53     Senior Vice President, Chief                  2003
                                                  Financial Officer and Secretary of           Nominee
                                                  Altec Industries, Inc.
                                                  (mobile equipment manufacturer)

                  Mr. Jumper became a member of the Board of Directors effective upon the merger involving Belmont Homes, Inc. ("Belmont"), pursuant to which Belmont became a wholly owned subsidiary of the Company as of December 31, 1997. Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Mr. Tesney, who served as President and Chief Executive Officer of WinsLoew Furniture, Inc. until January 2002. Mr. Allison also serves as chairman of the boards of both First State Bank, Conway, Arkansas, and North Little Rock Bancshares, Inc., North Little Rock, Arkansas. Mr. Allison serves as a director of Twin City Bank, a subsidiary bank of North Little Rock Bancshares, Inc., Marine Bank in Marathon, Florida and Russellville Bancshares, Inc. in Russellville, Arkansas. Mr. Gayle is also a director of Vesta Insurance Group, Inc., and Mr. Tesney serves as a director of Brown Jordan International, Inc.

Information Regarding Board of Directors and Committees

                  During 2002, the Board of Directors of the Company held four regular meetings and two special meetings. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 2002.

                  The Company currently pays each nonemployee director $2,500 for each Board meeting at which he is in attendance and $250 for each telephone conference Board meeting in which he participates. Nonemployee directors who are members of committees also receive $750 for attendance for each committee meeting held on a date when no Board meeting is held and $250 for each committee meeting held by conference telephone. Directors who are also employees of the

Company do not receive additional compensation for attendance at Board meetings. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

                  Pursuant to the Company's 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Nonemployee Directors Plan"), options to purchase 20,000 shares of Common Stock are granted to each nonemployee director upon first being elected to the Board of Directors. In addition to such initial grants, annually on January 2, each nonemployee director who has served as a director of the Company during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of Common Stock; provided, however, that no director of the Company may be granted options to purchase more than 125,000 shares of stock under the Nonemployee Directors Plan. All such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Nonemployee Directors Plan generally have a term of ten years, and are exercisable at any time beginning six months after the date of grant; provided, however, that no option is exercisable unless at all times during the period from the date of grant and ending twelve months before the date of exercise, the optionee was a director of the Company. Messrs. Broughton, Jordan and Lowe are no longer eligible to receive awards under the Nonemployee Directors Plan, and therefore the Board of Directors granted each of them options to purchase 17,000 shares of Common Stock on January 29, 2002 on substantially the same terms and conditions as options granted under the Nonemployee Directors Plan. Messrs. Broughton, Jordan and Lowe abstained from the discussion and vote of the Board of Directors concerning their option grants.

                  The Board of Directors has four standing committees: the Executive Committee, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The Executive Committee is composed of David
A. Roberson, Michael R. Murphy and John W Lowe and is authorized to act in place of the full Board of Directors in certain circumstances. Mr. Murphy is not standing for reelection to the Board of Directors. The Compensation Committee, which held two meetings in 2002, is composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe, Gerald W. Moore and A. Douglas Jumper, Sr. Mr. Moore is not standing for reelection to the Board of Directors. The Compensation Committee administers the Company's stock option plans (other than the Nonemployee Directors Plan) and sets the compensation of the executive officers of the Company. In certain instances when the Compensation Committee needs to take actions that are designed to meet exemptions provided for stock awards under Section 16(b) and Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to permit the deductibility by the Company of executive compensation in excess of $1,000,000 under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code"), and all members of the Compensation Committee do not meet the definition of "Non-employee Directors" or "Outside Directors" under Rule 16b-3 and Section 162(m), respectively, these actions may be taken by separate committees or sub-committees of the Board of Directors or the Compensation Committee or may otherwise be structured to meet the requirements of these rules. During 2002, Messrs. Jumper and Moore functioned as the Non-employee Director Sub-committee for purposes of Rule 16b-3 and held no meetings of this sub-committee. Messrs. Broughton and Moore functioned as the Outside Directors Sub-committee for purposes of Section 162(m) and held no meetings of this sub-committee. These directors received no additional compensation for serving in these capacities.

                  The Nominating and Governance Committee held one regular meeting during 2002. The Nominating and Governance Committee is currently composed of John W. Allison, Gerald W. Moore and A. Douglas Jumper, Sr., Chair. The Nominating and Governance Committee identifies individuals qualified to become members of the Board of Directors, and recommends to the Board of Directors the director nominees for the next annual meeting of stockholders. The Committee will accept and review director nominations submitted by the Company's stockholders. The Nominating and Governance Committee is also charged with developing and recommending to the Board of Directors corporate governance principles appropriate for the Company, in accordance with the guidelines and requirements established by the Securities and Exchange Commission and the New York Stock Exchange.

                  The Audit Committee held three regular meetings during 2002. In addition, the Audit Committee held one special meeting in which the Audit Committee members participated by conference telephone. The Audit Committee is currently composed of John W. Allison, Gerald W. Moore and A. Douglas Jumper, Sr., each of whom are considered independent under the listing standards of the New York Stock Exchange. The Audit Committee, among other things, exercises sole authority over the selection each year of the Company's independent public accountants, preapproves all audit and non-audit services to be provided by the Company's independent public accountants, reviews and evaluates the performance of the Company's auditors, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent public accountants to determine, among other things, that the non-audit services performed by such auditors do not compromise their independence.


                             AUDIT COMMITTEE REPORT

                  In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee of the Company adopted a formal written charter approved by the Board of Directors which outlines the Audit Committee's responsibilities and how it carries out those responsibilities. On September 26, 2002, the Audit Committee amended and restated its charter, and the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix
A. In connection with the performance of its responsibilities under its charter, the Audit Committee has:

        o Reviewed and discussed the audited financial statements of the Company with management;

        o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

        o Received from the independent auditors disclosures regarding the auditors' independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors'independence; and

        o Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                                          AUDIT COMMITTEE

                                                          John W. Allison
                                                          Gerald W. Moore
                                                          A. Douglas Jumper, Sr.


                    RATIFICATION AND APPROVAL OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

                  At the direction of the Audit Committee, the Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Deloitte & Touche LLP as the independent public accountants for the Company for fiscal year 2003. Deloitte & Touche LLP has served as the Company's independent auditor since 1984. Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Deloitte & Touche LLP or if Deloitte & Touche LLP shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Audit Committee will select other auditors for the period remaining until the 2004 Annual Meeting of Stockholders when engagement of auditors is expected to again be subject to ratification by the stockholders at such meeting.

                  Representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.

Audit Fees

                  Deloitte & Touche LLP billed the Company an aggregate amount of $222,000 for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year 2002.

Financial Information Systems Design and Implementation Fees

                  Deloitte & Touche LLP did not perform any professional services including supervising the operation of the Company's information systems and design or implementation of hardware or software to aggregate source data underlying the Company's financial statements during fiscal year 2002.

All Other Fees

                  Deloitte & Touche LLP billed the Company an aggregate amount of $248,000 for professional services during fiscal year 2002, excluding amounts billed in conjunction with audit services referred to above. These fees include $89,000 of audit-related services for employee benefit plan and stand-alone subsidiary audits, consultations to assist in the adoption of new accounting pronouncements and review of regulatory filings. It also includes $159,000 of non-audit services for tax return preparation, tax compliance services, support services related to tax return audits and tax consulting related to a company reorganization. The Audit Committee considered the performance by Deloitte & Touche LLP of non-audit services for the Company, and concluded that the services so performed were compatible with the maintenance of Deloitte & Touche LLP's independence.


                  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP.


                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

Executive Officers

                  The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of
Directors:

Name                        Age              Position with the Company
-----------------           ---     --------------------------------------------
David A. Roberson           46         President and Chief Executive Officer

Barry B. Donnell            63                 Chairman of the Board

Michael R. Murphy           57      Vice President, Chief Financial Officer and
                                                    Secretary-Treasurer

Gregory A. Brown            45                Chief Operating Officer


                  Mr. Roberson served as the Company's Chief Financial Officer and Secretary-Treasurer prior to becoming President and Chief Executive Officer in October 1996. Mr. Donnell has served as the Company's Chairman of the Board since 1986. Mr. Murphy was Controller of Peerless Coatings, Inc. for the five years prior to his joining the Company in June 1995 as Corporate Controller. Mr. Murphy served in that capacity until his appointment as the Company's Chief Financial Officer and Secretary-Treasurer in October 1996. Mr. Brown was named Chief Operating Officer in February 2002. Prior to becoming Chief Operating Officer, Mr. Brown had served as the Company's Director of Manufacturing Operations since 1999. From 1985 to 1999, Mr. Brown held various positions with Brigadier Homes, an operating division of the Company, serving lastly as General Manager.

Ownership of Equity Securities

                  Set forth below is information as of March 24, 2003, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting), (b) each of the nominees for election as directors at the Annual Meeting, (c) the Company's President and Chief Executive Officer and the three other executive officers of the Company, and (d) all directors and executive officers of the Company as a group.

                                              Number of            Percent
                                                Shares            of Class
Name of Individual                           Beneficially       Beneficially
or Persons in Group                              Owned  (1)        Owned (1)
-------------------                          --------------     -------------

John W. Allison                                 65,000  (2)          *%
Thomas A. Broughton, III                       187,417  (3)       1.05%
Gregory A. Brown                               102,355  (4)          *%
Barry B. Donnell                             1,300,525  (5)       7.19%
  719 Scott Avenue, Suite 600
  Wichita Falls, Texas 76301
Norman W. Gayle, III                             -0-                 *%
Lee Roy Jordan                                  85,407  (6)          *%
A. Douglas Jumper, Sr.                       1,140,900  (7)       6.44%
  P. O. Box 890
  Booneville, Mississippi 38829
John W Lowe                                    182,394  (8)       1.03%
Michael R. Murphy                              200,234  (9)       1.12%
David A. Roberson                              594,670  (10)      3.29%
Bobby Tesney                                    17,200               *%
J. Don Williams                                   -0-                *%
All directors and executive                  3,876,102  (11)     20.31%
officers (twelve persons)

                  In addition to Messrs. Donnell and Jumper, the following persons have reported ownership in the Company at a level greater than 5%, according to statements on Schedule 13G as filed by such persons with the Securities and Exchange Commission:

                                               Number of            Percent
                                                 Shares            of Class
Name of Individual                            Beneficially       Beneficially
or Persons in Group                               Owned              Owned
-------------------                           ------------       ------------
Dimensional Fund Advisors, Inc.               1,364,090 (12)         7.72%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, California 90401


         * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

       (1) Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 24, 2003, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

       (2) Includes 30,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter.

       (3) Includes 16,477 shares beneficially owned in an Individual Retirement Account and 33,900 shares owned by the minor children of Mr. Broughton. Includes 110,750 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter.

       (4) Includes 94,843 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter.

       (5) Includes 410,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is trustee, 100,000 shares beneficially owned in an Individual Retirement Account, and 100 shares held by T&C Investments Club, in which Mr. Donnell is a member. Mr. Donnell has voting and investment power with respect to the shares of the Company held by the Donnell Foundation and T&C Investments Club. Also includes 13,000 shares held in his wife's Individual Retirement Account, 1,000 shares held by his wife's investment club and 7,000 shares owned directly by his wife. Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests. Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife, the shares held in his wife's Individual Retirement Account and the shares held by his wife's investment club.

       (6) Includes 83,407 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter.

       (7) Includes 47,400 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter. Also includes 120,000 shares held of record by the Thomas D. Keenum, Sr. Trust, of which Mr. Jumper is a co-trustee (but not a beneficiary) along with Mr. Keenum. Mr. Keenum and Mr. Jumper are first cousins, and the trust is primarily for the benefit of Mr. Keenum and his spouse and their descendants. Mr. Jumper disclaims beneficial ownership of the shares held in this trust.

       (8) Includes 76,377 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter.

       (9) Includes 155,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter, 4,700 shares held in Mr. Murphy's Individual Retirement Account and 3,700 shares held in his wife's Individual Retirement Account. Mr. Murphy disclaims beneficial ownership of the shares held in his wife's Individual Retirement Account.

       (10) Includes 6,510 shares beneficially owned in an Individual Retirement Account, 1,874 shares held in his wife's Individual Retirement Account, and 512 shares owned by the minor children of Mr. Roberson. Includes 17,761 shares held by a family limited partnership of which Mr. Roberson is the general partner. Includes 290,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2003, or within 60 days thereafter. Also includes 125,000 shares beneficially owned by the Estate of Jerry F. Wilson which are issuable pursuant to a stock option presently exercisable as of March 24, 2003, or within 60 days thereafter. Mr. Roberson is a co-executor (but not a beneficiary) of this estate along with Mr. Wilson's widow. Mr. Roberson disclaims beneficial ownership of the shares held in Mr. Wilson's estate.

       (11)  See notes 1-10 above.

       (12) In a Schedule 13G filed on February 12, 2003, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,364,090 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

                             EXECUTIVE COMPENSATION

                  The following tables, graphs and other information provide details concerning executive compensation.

Performance Graph

                  The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are Champion Enterprises, Inc., Clayton
Homes, Inc., Fleetwood Enterprises, Inc., Kit Manufacturing Company, Liberty Homes, Inc., Nobility Homes, Inc., Palm Harbor Homes, Inc., Skyline Corporation and Southern Energy Homes, Inc.

                  Comparison of 5 Year Cumulative Total Return
        Assumes Initial Investment of $100 and Reinvestment of Dividends

                                     [Graph]

                                  1997       1998       1999        2000       2001       2002
                                  ----       ----       ----        ----       ----       ----

Cavalier                        $100.00     $118.10    $41.88       $9.65      $31.98     $21.39

S&P 500                         $100.00     $128.58   $155.64     $141.47     $124.66     $97.11

Peer Group                      $100.00     $101.50    $58.44      $51.47      $82.87     $54.87


Report of the Compensation Committee

                  General. The Compensation Committee of the Board of Directors (the "Committee") consists of five directors, Thomas A. Broughton, III, Lee Roy Jordan, A. Douglas Jumper, Sr., John W Lowe and Gerald W. Moore. The Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Committee also reviews other matters relating to compensation of the Company's executive officers and administers the terms, conditions and policies of, and the benefits granted under, the Company's 1988 Nonqualified Stock Option Plan, the 1986 Long Term Incentive Compensation Plan, the 1993 Amended and Restated Nonqualified Stock Option Plan, the 1996 Key Employee Stock Incentive Plan (the "1996 Plan") and the Executive Incentive Compensation Plan (the "EICP"). In addition, the Committee is responsible for administering options granted under the Belmont Homes, Inc. 1994 Incentive Stock Plan that were converted in the merger involving Belmont into options to purchase shares of the Company's Common Stock. For a further description of the functioning of the Committee, and the use of the Non-Employee Director and the Outside Director sub-committees, see above under the heading "Information Regarding Board of Directors and Committees." For purposes of this report, references to actions of the Committee include actions that are taken by these sub-committees or otherwise structured to comply with Rule 16b-3 and Section 162(m).

                  Compensation Policies. The Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased current profitability and longer term stockholder value. In this regard, the Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. Annual bonuses have been payable under the EICP based on corporate performance in comparison to targets previously set by the Committee. The Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. The Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

                  The Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and return on equity and earnings per share in relation to an industry peer group (which generally are the companies in the industry group included in the index for the performance graph set forth above), and on the basis of the Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry and, to a lesser extent, a random selection of other companies. The Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock. In making executive compensation decisions, the Committee considers the views of Mr. Roberson and Mr. Donnell and information provided by them.

                  In late 1997 and early 1998, the Committee, with the assistance of an executive compensation consultant, undertook a review of its executive compensation policies and implemented certain changes that took effect in 1998. Based upon the recommendations of the consultant, the Committee revised the formula for earning bonuses under the EICP in a manner that was designed to increase the risk to the executives in earning the bonus payments. Under the revised annual incentive program, the bonus is still calculated as a percentage of incentive net income (as defined in the EICP), but uses a lower percentage at a defined targeted level of incentive net income and provides that the percentage of incentive net income paid into the bonus pool varies based on the degree of achievement of the defined incentive net income target. Other changes include the addition of a minimum level of performance, below which no incentive would be paid, and a maximum payment or "cap" on the amount of bonus which can be received. Subsequent to the implementation of these new bonus arrangements, the Company adopted a deferred compensation plan for its executive officers and employee directors which permits them to defer some or all of their bonuses.

                  In addition, in January 1998, the Company's Board of Directors adopted a policy that, in the event of any cancellation and repricing of options under the Company's 1996 Plan, the Company's Board of Directors will use all reasonable efforts to insure that the committee administering the Company's 1996 Plan requires that such cancellation and repricing be approved or ratified by the stockholders of the Company.

                  Chief Executive Officer Compensation. The Committee established Mr. Roberson's compensation for 2002 according to the policies, bases, relationships to corporate performance and restructuring of executive compensation that are discussed above as being applicable to the Company's executive officers generally. Mr. Roberson's base salary was fixed at $300,000 per annum in 2002, which was the same as in 2001. In July 2000, Mr. Roberson voluntarily reduced his base salary from $375,000 to $300,000, a 20% reduction of his 2000 base salary as set by the Committee. Due to the Company's performance in 2002, Mr. Roberson did not receive a bonus.

                  In light of continuing industry conditions, Mr. Roberson voluntarily reduced his base salary to $275,000 effective April 1, 2003, for a total cumulative reduction in salary of approximately 27% from his 2000 base salary level. Additionally, management, including Mr. Roberson, have elected not to put a bonus objective in place for 2003 under the EICP.

                  Mr. Roberson is eligible to participate in the Company's 401(k) plan, and was previously eligible to participate in the deferred compensation plan described above, which deferred compensation plan has been terminated as of December 31, 2002. Mr. Roberson also has a split dollar insurance agreement with the Company, pursuant to which the Company pays the premiums on a life insurance policy for Mr. Roberson's benefit, with the Company being entitled to be reimbursed for the premiums paid out of the cash surrender value on cancellation of the policy or when the death benefits are paid. The passage of the Sarbanes-Oxley Act of 2002 has created some ambiguities regarding the continuation of such split dollar insurance plans, and Mr. Roberson is currently in discussions with the Committee regarding termination of this split dollar insurance agreement. The Committee and Mr. Roberson plan to work together to ensure that termination of the split dollar insurance agreement is accomplished quickly and with minimum impact to both the Company and Mr. Roberson.

Members of the Compensation Committee:        Thomas A. Broughton, III, Chairman
                                              Lee Roy Jordan
                                              A. Douglas Jumper,Sr.
                                              John W Lowe
                                              Gerald W. Moore

Summary Compensation Table

                  The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.




                                                                              Long-Term
                                          Annual Compensation                Compensation
                                          -------------------                ------------
                                                                         Awards       Payouts
                                                                         ------       -------
                                                                        Securities
                                                                        Underlying       LTIP      All Other
Name and Principal Position            Year      Salary       Bonus      Options       Payouts    Compensation
---------------------------            ----      ------       -----      -------       -------    ------------

David A. Roberson -
   President and Chief Executive
   Officer                             2002      300,000       -0-       100,000 (4)     -0-         5,282 (5)
                                       2001      300,000       -0-          --           -0-         4,477 (6)
                                       2000      337,500 (2)   -0-        15,000 (4)     -0-         4,451 (7)

Barry B. Donnell -
   Chairman of the Board               2002      225,000       -0-       100,000 (4)     -0-         4,023 (5)
                                       2001      225,000       -0-          --           -0-         3,312 (6)
                                       2000      300,000 (2)   -0-        10,000 (4)     -0-         3,321 (7)

Michael R. Murphy -
   Vice President, Chief Financial Officer
   and Secretary-Treasurer             2002      150,000       -0-        50,000 (4)     -0-         2,521 (5)
                                       2001      150,000 (1)   -0-          --           -0-         2,426 (6)
                                       2000      162,500 (2)   -0-        10,000 (4)     -0-         2,847 (7)

Gregory A. Brown -
   Chief Operating Officer             2002      225,000       -0-        50,000 (4)     -0-         3,400 (5)
                                       2001      225,000      1,000 (3)     --           -0-         2,754 (6)
                                       2000      241,345 (2)   -0-         7,500 (4)     -0-         1,325 (7)


       (1) Includes $7,500 that Mr. Murphy directed the Company to withhold and use to purchase 9,412 shares of the Company's Common Stock at a price of $.80 per share pursuant to the terms of the Company's Employee Stock Purchase Plan (the "ESPP"). Under the ESPP, employees may elect to have a portion of their compensation withheld, subject to certain limits, to purchase shares of the Company's Common Stock. The purchase price for shares purchased under the ESPP is the lesser of 85% of the market price of the stock as of the first or last day of the applicable payment period. The payment periods under the ESPP are the six month periods beginning on each January 1 and July 1.

       (2) Messrs. Roberson, Donnell, Murphy and Brown voluntarily agreed to reduce their salaries in July 2000, in light of Company performance and poor industry conditions. Mr. Roberson was paid at a base rate of $375,000 per year until July 1, 2000, when the amount decreased to $300,000. Mr. Donnell was paid at a base rate of $375,000 per year until July 1, 2000, when the amount decreased to $225,000. Mr. Murphy was paid at a base rate of $175,000 per year until July 1, 2000, when the amount decreased to $150,000, and also includes $7,500 that Mr. Murphy directed the Company to withhold and use to purchase 10,084 shares of the Company's Common Stock at a price of $0.74 per share pursuant to the terms of the ESPP. Mr. Brown was paid at a base rate of $250,000 per year until July 1, 2000, when the amount decreased to $225,000.

       (3) Includes $1,000 paid to Mr. Brown as a Christmas bonus in 2001, prior to becoming an executive officer.

       (4) Options granted to executive officers during 2002 and 2000 were granted pursuant to the 1996 Plan. The 1996 Plan provides for, among other things, the granting of both incentive and non-qualified stock options. Options granted under the 1996 Plan are generally exercisable six months after the grant date and expire ten years from the date of grant.

       (5) Includes the following for 2002: (i) matching contribution made by the Company to its 401(k) plan during 2002 on behalf of Messrs. Roberson, Donnell and Brown in the amount of $3,400 and on behalf of Mr. Murphy in the amount of $2,521; and (ii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Messrs. Roberson and Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,882 and for Mr. Donnell of $623, as determined by tables supplied by the Internal Revenue Service.

       (6) Includes the following for 2001: (i) matching contribution made by the Company to its 401(k) plan during 2001 on behalf of Messrs. Roberson, Donnell and Brown in the amount of $2,754 and on behalf of Mr. Murphy in the amount of $2,426; and (ii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Messrs. Roberson and Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,723 and for Mr. Donnell of $558, as determined by tables supplied by the Internal Revenue Service.

       (7) Includes the following for 2000: (i) matching contribution made by the Company to its 401(k) plan during 2000 on behalf of Messrs. Roberson, Donnell and Murphy in the amount of $2,847 and on behalf of Mr. Brown in the amount of $1,325; and (ii) amounts paid in connection with split dollar insurance agreements between the Company and irrevocable insurance trusts established by Mr. Roberson and Mr. Donnell, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or the payment of death benefits. The amount reflected in the column includes a portion of the premium payments that are attributable to term insurance coverages for Mr. Roberson of $1,604 and for Mr. Donnell of $474, as determined by tables supplied by the Internal Revenue Service.

Information Concerning Stock Options

2002 Stock Option Grants

                  During 2002, the Company granted options to purchase 300,000 shares of its Common Stock to its executive officers, as summarized in the following table.

                                             Option Grants In Last Fiscal Year

                                               Percent of Total
                                                 Options/SARs
                       Number of Securities       Granted to      Exercise or              Grant Date
                       Underlying Options/       Employees In     Base Price   Expiration    Present
       Name              SARs Granted (#)         Fiscal Year       ($/Sh)        Date     Value ($)2
       ----              ----------------         -----------       ------        ----     ---------
        (a)                    (b)                    (c)             (d)         (e)          (f)

David A. Roberson           100,000 (1)              20.8%           $3.40      1/29/12     $186,270

Barry B. Donnell            100,000 (1)              20.8%           $3.40      1/29/12     $186,270

Michael R. Murphy            50,000 (1)              10.4%           $3.40      1/29/12      $93,135

Gregory A. Brown             50,000 (1)              10.4%           $3.40      1/29/12      $93,135

       (1) Date of exercisability is July 29, 2003. The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant.

       (2) Reflects Black-Scholes valuation of approximately $1.86 per share. For purposes of this valuation, the following assumptions were used: dividend yield of 0%, expected volatility of 59.33%, risk-free interest rate of 4.5% and a five-year expected life.

                  The named executive officers did not exercise any options to purchase shares of Common Stock during 2002, and an aggregate of 949,843 shares were subject to stock options that were unexercised at the end of the year. The following table summarizes the foregoing:

                                 Aggregated Option Exercises in Last Fiscal Year
                                        and Fiscal Year End Option Values



                        Shares
                       Acquired
                          on           Value         Number of Unexercised         Value of Unexercised In-the-
                       Exercise      Realized       Options/SARs at FY-End         Money Options/SARs atFY-End
        Name              (#)          ($)                    (#)                           ($) (1)
     ----------        ---------     --------       -----------------------        ----------------------------
         (a)              (b)          (c)                    (d)                              (e)

                                                  Exercisable  Unexercisable        Exercisable   Unexercisable
                                                  -----------  -------------        -----------   -------------
David A. Roberson         --           --           290,000          --                 $0             $0

Barry B. Donnell          --           --           410,000          --                 $0             $0

Michael R. Murphy         --           --           155,000          --                 $0             $0

Gregory A. Brown          --           --            94,843          --                 $0             $0


       (1) A fair market value of $2.00 per share is used to calculate the value of unexercised options, which is based upon the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 31, 2002, the final trading day of 2002. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

Long-Term Incentive Compensation

                  Under the EICP, the Compensation Committee previously established three long-term performance periods, one for a three-year period ending December 31, 2000, one for a three-year period ending December 31, 2001, and one for a three-year period ending December 31, 2002. Due in part to a request by management of the Company, in July 2000 the Compensation Committee and the Board of Directors eliminated all long-term incentive compensation payable with respect to the long-term performance periods established under the EICP. None of the named executive officers received long-term incentive compensation during fiscal year 2002. Additionally, senior management has requested that the Compensation Committee suspend any consideration of performance objectives under the EICP for fiscal year 2003, in light of current conditions in the industry.

Retention and Severance Agreements

                  In August, 1998, the Company entered into Retention and Severance Agreements (the "Retention Agreements") with Messrs. Roberson, Donnell, Murphy and Brown. The Retention Agreements provide that in the event the executive officer's employment with the Company is involuntarily terminated (including a constructive termination, as defined in the agreement) within two years following a change in control for reasons other than cause, disability, or retirement (as such terms are defined in the agreement) or death (an

"Involuntary Termination"), the executive officer will be entitled to a lump sum payment equal to his base salary through the date of termination plus certain bonus and incentive amounts earned but not yet paid to, and prorated amounts for bonuses and incentive compensation not yet earned by, the executive officer under the Company's bonus and incentive plans. In addition, upon an Involuntary Termination, Messrs. Roberson and Donnell will be entitled to severance pay equal to 2.99 times the sum of, and Messrs. Murphy and Brown will be entitled to severance pay equal to 2.00 times the sum of, such executive officer's annual base salary, the average annual bonus received by the executive officer for the three years immediately preceding the date of termination, and the amount most recently paid under the Company's performance based long-term incentive program (or deemed paid under the terms of the agreement if no amounts have yet become due under the program).

                  Each Retention Agreement also provides that in the event the executive officer voluntarily terminates his employment within two years following a change in control for reasons other than disability, retirement or death or in connection with an event of constructive termination, as such terms are defined in the Retention Agreement (a "Voluntary Termination"), the executive officer will be entitled to a lump sum payment equal to his full base salary through the date of termination plus certain bonus and incentive amounts earned but not yet paid to, and prorated amounts for bonuses and incentive compensation not yet earned by, the executive officer under the Company's bonus and incentive plans. In addition, upon a Voluntary Termination, the executives will be entitled to severance pay equal to the sum of such executive officer's annual base salary, the average annual bonus received by the executive officer for the three years immediately preceding the date of termination, and the amount most recently paid under the Company's performance based long-term incentive program (or deemed paid under the terms of the agreement if no amounts have yet become due under the program).

                  Each Retention Agreement also provides that, in the event of an Involuntary Termination or a Voluntary Termination, the Company will maintain certain health insurance and other employment benefits for the executive officer until the earlier of (a) three years in the case of an Involuntary Termination or one year in the case of a Voluntary Termination, and (b) such time as the executive officer obtains substantially the same coverage from a new employer. The Retention Agreements further provide that additional "gross up" amounts are payable to the extent necessary for the net amount received by the executive under the Retention Agreements and other benefit agreements applicable to the executive to be the same as they otherwise would be in the absence of any "golden parachute" excise taxes payable under Section 280G of the Code. The Retention Agreements will terminate upon the earliest of the following: (1) termination of the executive officer's employment with the Company prior to a change in control; (2) the performance by the Company of all its obligations following a Voluntary Termination or an Involuntary Termination; or (3) August 26, 2003. At the time of entering into the Retention Agreements with Messrs. Roberson, Donnell, Murphy and Brown, the Company entered into similar agreements with certain other key employees of the Company on terms comparable to the agreements entered into with Messrs. Murphy and Brown.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

                  The following current directors of the Company serve as members of the Compensation Committee: Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe, Gerald W. Moore and A. Douglas Jumper, Sr.

                  As of December 31, 2002, the Company had a $35 million revolving and term loan agreement (the "Credit Facility") with its primary lender, First Commercial Bank. At December 31, 2002, $15 million was outstanding and no additional borrowing capacity was available under the revolving line of credit, and no amounts were outstanding under the term loan portion of the Credit Facility. The maturity date under the revolving line of credit is April 2005. At December 31, 2002, the Company was in violation of certain covenants; however, appropriate waivers have been obtained from the lender. On March 18, 2003, the Company received a commitment from its primary lender for a new Credit Facility. The new Credit Facility is comprised of a revolving line of credit which provides for borrowings up to $25 million and a real estate term loan component that allows for borrowings up to $10 million. This new Credit Facility changes certain financial covenants to be less restrictive and includes a revised borrowing base and interest rate schedule based on various levels of tangible net worth. The maturity date for the revolving line of credit remains unchanged. The amount available under the new facility is equal to the lesser of an amount based on defined percentages of accounts receivable and inventories or certain levels of tangible net worth. Under the new Credit Facility, the Company will be in compliance with all of the covenants.

                  First Commercial Bank has also issued letters of credit for five industrial development bond issues relating to Company properties and provides financing to certain Texas joint ventures in which the Company is a limited partner, as further described below. The Company made payments to First Commercial Bank in the amount of $667,232 for interest and in the amount of $269,240 for commitment, letter of credit and various bond related fees in 2002. Mr. Broughton is the President of First Commercial Bank. The Company believes that the terms of the amended Credit Facility, the new Credit Facility and these other financing arrangements are reasonable compared to terms that would be present in a similar credit facility or other financing arrangements entered into with an unaffiliated entity.

                  The Company, along with two other manufactured housing producers, is a limited partner in three separate limited partnerships formed to do business in the State of Texas. One of the limited partnerships owns real estate (the "Lamraft Partnership") that, prior to October 1, 2001, was leased to the other two limited partnerships. Each of the other two limited partnerships (the "WoodPerfect Partnership" and the "Hillsboro Partnership") ceased business operations in 2001.

                  Effective March 19, 2001, the Lamraft Partnership terminated its lease with the WoodPerfect Partnership and entered into a lease agreement with the purchaser of the WoodPerfect Partnership's assets (the "Purchaser Lease"), effective October 1, 2001, pursuant to which the Purchaser leases the building and property previously used by the WoodPerfect Partnership in its business. Under the Purchaser Lease, the Purchaser has an option to purchase such building and property for $2,250,000, which option was originally exercisable at any time between November 1, 2002 and February 1, 2003. The Purchaser opted to extend the Purchaser Lease until October 31, 2003 and, consequently, the purchase option was automatically extended to August 1, 2003. The extension of the purchase option had no effect on the purchase price. The Lamraft Partnership also terminated its lease with the Hillsboro Partnership effective March 19, 2001 and entered into a lease agreement (the "Affiliate Lease") with another unrelated entity which is an affiliate of Purchaser ("Affiliate"), effective October 1, 2001, pursuant to which the Affiliate leases the building and property previously used by the Hillsboro Partnership in its business. Under the Affiliate Lease, the Affiliate has an option to purchase such building and property for $1,000,000, which option was also originally exercisable at any time between November 1, 2002 and February 1, 2003. The Affiliate opted to extend the Affiliate Lease until October 31, 2003, which operated to extend the purchase option under the Affiliate Lease to August 1, 2003 for the same amount originally agreed upon between the parties.

                  Financing for the businesses previously conducted by the Texas partnerships was provided through industrial bond financing. First Commercial Bank ("First Commercial") has issued a letter of credit as security for the industrial bond financing for the project, for which First Commercial receives customary fees. In connection with the series of transactions with Purchaser and Affiliate (the "Texas Transactions"), First Commercial loaned the Lamraft Partnership $1,390,000 to redeem a portion of the bond indebtedness necessitated by a change in use by Purchaser of the building previously used by the Hillsboro Partnership. As of December 31, 2002, $335,261 was outstanding under this loan. The lease payments previously made by the WoodPerfect Partnership and the Hillsboro Partnership to the Lamraft Partnership were designed to service this indebtedness, and the lease payments now made by Purchaser and Affiliate to the Lamraft Partnership will be applied to service the remaining bond indebtedness. If Purchaser and Affiliate exercise their options to purchase under the Purchaser Lease and the Affiliate Lease, respectively, any proceeds from any sale of the properties will be used to service the bond indebtedness. In addition to the bond indebtedness, First Commercial had provided a revolving line of credit and equipment loans to the WoodPerfect Partnership. In connection with the Texas Transactions, the line of credit was converted to a note and the outstanding equipment loans were combined into a separate note. Each of the partners in the partnerships have executed guarantees to First Commercial with respect to all of this indebtedness.

                  The Company owns an approximate 31% interest in the Lamraft Partnership, an approximate 30% interest in the WoodPerfect Partnership, and an approximate 331/3 % interest in the Hillsboro Partnership. Lee Roy Jordan is also currently an approximate 6% limited partner in the Lamraft Partnership and an approximate 9% limited partner in the WoodPerfect Partnership. Mr. Jordan also owns 25% of each of the limited liability companies that serve as the general partners to the Lamraft Partnership and the WoodPerfect Partnership. One of the limited liability companies owns a 0.01% interest in the Lamraft Partnership and the other limited liability company owns a 0.01% interest in the WoodPerfect Partnership. Mr. Jordan plans to dispose of all of his limited partnership interests in each of the Lamraft Partnership and the WoodPerfect Partnership, and further to transfer his membership interest in the limited liability companies that serve as the general partners to the Lamraft Partnership and the WoodPerfect Partnership. These transactions are expected to be effective by June 2003, at which point Mr. Jordan will have no remaining interests in either the Lamraft Partnership or the WoodPerfect Partnership.

                  Mr. Lowe is a partner in the law firm of Lowe, Mobley & Lowe, which rendered legal services to the Company and its subsidiaries during 2002 and which the Company expects to continue to render legal services during 2003. During 2002, the Company and its subsidiaries paid legal fees to Lowe, Mobley & Lowe, either directly or indirectly, an aggregate amount of $699,968. This amount includes contingency fees for cases in which Lowe, Mobley & Lowe was acting as outside co-counsel representing the Company, as plaintiff, against various insurance companies. Lowe, Mobley & Lowe was paid out of the recovery and award to the Company.

                   During 2002, the Company and its subsidiaries purchased approximately $15.8 million in roof trusses and other lumber products in the ordinary course of business from an entity in which Jonathan B. Lowe and Michael
P. Lowe, sons of John W Lowe, have a minority ownership interest. Richard Roberson, Mr. Roberson's brother, also has a minority ownership interest in and is an executive officer of this entity. The Company believes that the payments made for the products purchased from this entity were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


                  A discussion of all other Company relationships and transactions involving directors or executive officers of the Company is included under "Compensation Committee Interlocks and Insider Participation" above.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely on a review of copies of such reports furnished to the Company, the Company believes that during 2002 all applicable filing requirements were complied with in a timely manner. In January 2003, each of Messrs. Allison, Jumper and Moore made late filings on Form 4 regarding certain option grants made by the Company in 2003.

                                  OTHER MATTERS

                  The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.


                              STOCKHOLDER PROPOSALS

                  Stockholder proposals submitted for consideration at the 2004 Annual Meeting of Stockholders must be received by the Company no later than December 18, 2003, to be considered for inclusion in the 2004 proxy materials. According to the Company's By-laws, for a stockholder proposal to be properly brought before the 2004 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2004 proxy materials), it must be a proper matter for stockholder action and must be delivered to the secretary of the Company no earlier than January 19, 2004 and no later than February 16, 2004.

                                                          CAVALIER HOMES, INC.


                                                          /s/ Michael R. Murphy
                                                          Michael R. Murphy
                                                          Secretary
Addison, Alabama
April 16, 2003

                                                                 APPENDIX A

                     CAVALIER HOMES, INC. BOARD OF DIRECTORS
                         CHARTER OF THE AUDIT COMMITTEE

Committee Role

The role of the audit committee, acting on behalf of the Board of Directors, is to (a) assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors; and (b) prepare the report that Securities and Exchange Commission rules require be included in the Company's annual proxy statement. The committee may also have other duties as assigned to it by the Board. An integral function of the committee is to effectively communicate with other board committees, executive officers, independent auditors and corporate counsel.

Company management is responsible for financial statement preparation and the independent auditors are responsible for auditing those financial statements. Accordingly, the committee's role does not provide any expert or special assurance as to the financial statements or other financial information reported by the Company.

In its oversight role, the committee may investigate any matter brought to its attention concerning accounting, financial reporting, internal control and audit practices of the Company and shall have full access to Company books, records, and personnel.

Committee Membership and Independence

The committee includes at least three, and no more than six, independent board members, with the exact number and selection of members to be determined by the Board of Directors. Qualifications of members include industry knowledge, ability to read and understand financial statements, and an understanding of business risks and controls. No member of the committee may receive any compensation from the Company other than director's fees. Each member shall meet the independence and financial literacy requirements for audit committees, and at least one member must meet the accounting or related financial expertise requirement, of the New York Stock Exchange, and each member shall meet the independence requirements for audit committee members of the Securities and Exchange Commission and as set forth in the Securities Exchange Act of 1934, as amended. In the case of any member who serves on the audit committee of more than three public companies (including the Company), the Board of Directors shall have determined that such simultaneous service would not impair the ability of such member to effectively serve on the Company's audit committee and such determination shall be disclosed in the Company's annual proxy statement. The committee shall have the authority to retain legal, accounting and other advisors at the committee's discretion and without seeking approval of the Board of Directors.

The Board of Directors shall appoint one committee member as chairperson which member shall meet the accounting or related financial management expertise requirement of the New York Stock Exchange. The chairperson will be responsible for scheduling and presiding over meetings, preparing agendas and reporting to the Board. The chairperson will act as liaison to the Company's executive officers and independent auditors. Any member who holds twenty percent (20%) or more of the Company's issued and outstanding capital stock (or who is a general partner, controlling shareholder or officer of any such holder) shall be ineligible to serve as chairperson of the committee and shall not be a voting member of the committee.

The committee shall cause to be filed with the New York Stock Exchange annually after the Board of Directors appoints the committee, and at any time when the composition of the committee changes, a written affirmation in the form required by the Listed Company Manual of the New York Stock Exchange.

Primary Committee Responsibilities

The primary responsibilities of the committee are as follows:

(1) Exercise sole authority over the appointment, retention, discharge or replacement of the independent auditors to be retained by the Company (or nominated for shareholder approval), each of which independent auditors shall be a registered public accounting firm as and when required by the Securities Exchange Act of 1934 and/or the rules and regulations promulgated thereunder. The external auditors are accountable to the Board and audit committee as representatives of the Company's shareholders. The audit committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors. The committee shall be directly responsible for the appointment, compensation and oversight of the work of any independent auditors and/or registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor and/or registered public accounting firm shall report directly to the audit committee.
(2) Preapprove, consistent with the requirements of Section 10A of the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder, all auditing services and non-audit services provided to the Company by its independent auditors, other than such non-audit services as are prohibited to be performed by the independent auditors pursuant to such Section 10A as amended and other than as provided in the de minimus exception set forth in such Section 10A as amended. The following non-audit services are not to be provided by the external auditors: bookkeeping or other services related to the accounting records or financial statements of the Company; financial information systems design and implementation; appraisal or valuation services, fairness opinions, or contribution in kind reports; actuarial services; internal audit outsourcing services; management functions or human resources; broker or dealer, investment adviser, or investment banking services; and legal services and expert services unrelated to the audit. The committee may delegate to one or more designated members of the committee the authority to grant the required preapprovals, provided that the decisions of any member(s) to whom such authority is delegated to preapprove an activity shall be presented to the full committee at each of its scheduled meetings.
(3) Evaluate annually the performance of the external auditors, including their effectiveness, objectivity and independence. The committee should receive from the independent auditors a written statement, in accordance with Independence Standards Board Standard No. 1, confirming their independence. Additionally, the committee shall require disclosure of and shall review relationships or services involving the external auditors that could impair their objectivity and independence and take or recommend to the Board appropriate action to ensure the external auditor's independence.
(4) Obtain and review from the independent auditors, at least annually, a report which describes: (i) the auditing firm's quality control procedures;
     (ii) any material issues raised by the most recent internal quality-control review, or peer review of the auditing firm, or by an inquiry or investigation by governmental or professional authorities within the preceding five years (and the steps taken to deal with such issues); and
     (iii) all relationships between the independent auditor and the Company.
(5) Periodically and at least annually evaluate and discuss with the independent auditor such auditor's independence, effectiveness and performance, including the experience and qualifications of the senior members of the independent auditor team and any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The committee shall consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or the independent auditor on a regular basis. The committee shall present its conclusions regarding its evaluation of the independent auditor to the Board of Directors.
(6) Receive and review from the independent auditor reports of the following information as and when required by Section 10A(k) of the Securities Exchange Act of 1934: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Company, such as any management letter or schedule of unadjusted differences.

(7) Review the independent auditor's overall scope and focus of the annual and interim audits, as well as the scope of review of unaudited quarterly information. The committee should receive and review all audit reports.
(8) Review and discuss the results of the audit and the audited financial statements with Company management and the independent auditors. Discussions shall include the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operation" and other matters as required by Statement of Auditing Standards No. 61. The Committee should review the Company's significant accounting principles, sensitive estimates, reserves, accruals, judgmental areas, and audit adjustments, both recorded and unrecorded. Additionally, such discussions shall include other matters that either the Committee or the independent auditors deem appropriate.
(9) Review with the independent auditor any audit problems or difficulties and management's response, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. This review shall also include discussion of the responsibilities, budget and staffing of the Company's internal audit function.
(10) Review all major financial reports in advance of filing, including the Form 10-K and Forms 10-Q. Review earnings release prior to issuance if there are significant issues to be reported. Review and discuss earnings releases, and financial information and earnings guidance provided to analysts and ratings agencies.
(11) Take such actions as are reasonably necessary to be in a position to issue, and to issue, an annual report to be included in the Company's proxy statement as required by the Securities and Exchange Commission.
(12) Review and discuss the Company's policies on risk assessment and management, including the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.
(13) Review and discuss with Company management and independent auditors the quality of and compliance with the Company's internal controls that affect key financial statement issues and risks.
(14) Review and discuss with Company management, independent auditors and corporate counsel any SEC or other significant regulatory inquiries and examinations, including findings, recommendations and management responses.
(15) Discuss with Company management and corporate counsel any legal matters that may have a significant impact on the Company's financial statements.
(16) Meet separately, at least quarterly, with Company management, the internal auditors of the Company and the independent auditors of the Company.
(17) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
(18) Determine appropriate funding, to be provided by the Company, for payment of compensation (i) to the independent auditors employed by the Company for the purpose of rendering or issuing an audit report; and (ii) to any advisers employed by the committee.
(19) Set clear hiring policies for employees or former employees of the independent auditors.
(20) Self-assess the performance of the audit committee.
(21) Report regularly to the Board of Directors on the activities of the committee and review with the full Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

Annual Performance Evaluation

The committee shall review: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; and (d) earnings press releases (with particular attention to any use of "pro forma," or "adjusted" non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The committee shall also review its charter annually and shall ensure that the Company provides the annual certification to, and required by, the New York Stock Exchange affirming that the committee reviewed and reassessed the adequacy of the charter.

Meetings

The audit committee should conduct regular meetings, and special meetings should be called as circumstances require. The committee may act by unanimous written consent in lieu of a meeting if all members of the committee execute such consent. A majority of the members of the committee shall constitute a quorum at any meeting of the committee. A majority of the members in attendance at any meeting at which a quorum is present shall constitute the action of the committee. Any or all members of the committee may participate in any meeting of the committee, including without limitation any meeting of the committee with management, the internal auditors of the Company, or the independent auditors of the Company, by, or conduct such meeting through the use of, any means of communication, including without limitation telephone conference, by which all persons participating may simultaneously hear each other during the meeting, and a committee member participating in a meeting of the committee by this means shall be deemed to be present at such meeting.

                           CAVALIER HOMES, INC. PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Thursday, May 22, 2003, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

     1.  ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below               [ ] AUTHORITY WITHHELD
        (except as otherwise instructed below)          to vote for all nominees
                                                        listed below

     John W. Allison, Thomas A. Broughton, III, Barry B. Donnell,
Norman W. Gayle, III, Lee Roy Jordan, A. Douglas Jumper, Sr., John W Lowe, David A. Roberson, Bobby Tesney and J. Don Williams


To withhold authority to vote for any nominee, write that nominee's name in the space provided below.



     2. PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

     [ ]  FOR                       [ ]  AGAINST                    [ ]  ABSTAIN

                      (Continued and to be signed on other side)

     3.  OTHER MATTERS

     [ ] In their discretion, upon such other   [ ]  AUTHORITY WITHHELD
         matters as may properly come before         to vote upon such matters
         the meeting



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR
ITEM 2, AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


                                     Dated: _____________________, 2003

                                     -------------------------------------------
                                     Signature


                                     -------------------------------------------
                                     Signature


                  Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

          Please Date, Sign and Return TODAY in the Enclosed Envelope.

               No Postage Required if Mailed in the United States.